UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
6.25% Junior Subordinated Notes due 2085	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Registration No. 333-278797

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are 6.25% Junior Subordinated Notes, Series due 2085 (the “Notes”) of Xcel Energy Inc. (the “Company”). A description of the Notes is contained in (i) the Registration Statement on Form S-3 (File No. 333-278797) of the Company filed pursuant to the Securities Act of 1933 (the “Securities Act”) under the section entitled “Description of Junior Subordinated Debt Securities” and (ii) a final prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act under the section entitled “Supplemental Description of the Notes,” each of which are hereby incorporated by reference. The Notes are expected to be listed on The Nasdaq Global Select Market under the trading symbol “XELLL” and to trade thereon within 30 days from the original issue date.

Item 2.	Exhibits.

4.01	Junior Subordinated Indenture, dated as of October 1, 2025, by and between Xcel Energy Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.01 to Xcel Energy Inc.’s Form 8-K (File No. 001-3034) dated October 7, 2025).

4.02	Supplemental Indenture No. 1, dated as of October 7, 2025, by and between Xcel Energy Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.02 to Xcel Energy Inc.’s Form 8-K (File No. 001-3034) dated October 7, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota corporation)

Date: October 7, 2025	By:	/s/ Todd A. Wehner
Name: Todd A. Wehner
Title: Vice President, Treasurer